As filed with the Securities and Exchange Commission on February 29, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Warby Parker Inc.

(Exact name of Registrant as specified in its charter)

Delaware	80-0423634
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

233 Spring Street, 6th Floor East

New York, New York 10013

(646) 847-7215

(Address of principal executive offices) (Zip code)

Warby Parker Inc. 2021 Incentive Award Plan

Warby Parker Inc. 2021 Employee Stock Purchase Plan

(Full title of the plans)

Neil Blumenthal, Co-Founder and Co-Chief Executive Officer

Dave Gilboa, Co-Founder and Co-Chief Executive Officer

Warby Parker Inc.

233 Spring Street, 6th Floor East

New York, New York 10013

(646) 847-7215

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

With copies to:

Steven Miller
Chris Utecht
Lindsay Buxbaum
Warby Parker Inc.
233 Spring Street, 6th Floor East
New York, New York 10013
(646) 847-7215

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 5,892,462 shares of Warby Parker Inc.’s (the “Registrant”) Class A common stock, $0.0001 par value per share (“Class A common stock”), to be issued pursuant to the Warby Parker Inc. 2021 Incentive Award Plan (the “2021 Plan”) and an additional 1,178,492 shares of the Registrant’s Class A common stock to be issued pursuant to the Warby Parker Inc. 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-259703, 333-263698 and 333-270140), filed with the Securities and Exchange Commission, relating to the 2021 Plan and the 2021 ESPP, are incorporated herein by reference.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Specimen Class A common stock certificate of Warby Parker Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-259035) filed on August 24, 2021)

4.2	Specimen Class B common stock certificate of Warby Parker Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40825) filed on May 16, 2022)

4.3	Twelfth Amended and Restated Certificate of Incorporation of Warby Parker Inc. (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-259704) filed on September 22, 2021)

4.4	Amended and Restated Bylaws of Warby Parker Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-8 (File No. 333-259704) filed on September 22, 2021)

5.1*	Opinion of Latham & Watkins LLP

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	Warby Parker Inc. 2021 Incentive Award Plan and related form agreements (incorporated by reference to Exhibit 10.5 to the Registrant's Annual Report on Form 10-K (File No. 001-40825) filed on February 28, 2024)

99.2	Warby Parker Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Annual Report on Form 10-K (File No. 001-40825) filed on February 28, 2024)

107.1*	Filing Fee Table

*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 29, 2024.

WARBY PARKER INC.

By:	/s/ Neil Blumenthal
Neil Blumenthal
Co-Chief Executive Officer

By:	/s/ Dave Gilboa
Dave Gilboa
Co-Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Neil Blumenthal, Dave Gilboa, and Steven Miller, or each of them singly, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments, including post-effective amendments to this registration statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Neil Blumenthal	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	February 29, 2024
Neil Blumenthal

/s/ Dave Gilboa	Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	February 29, 2024
Dave Gilboa

/s/ Steven Miller	Chief Financial Officer	February 29, 2024
Steven Miller	(Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew Hunt	Director	February 29, 2024
Andrew Hunt

/s/ Jeffrey Raider	Director	February 29, 2024
Jeffrey Raider

/s/ Teresa Briggs	Director	February 29, 2024
Teresa Briggs

/s/ Joel Cutler	Director	February 29, 2024
Joel Cutler

/s/ Youngme Moon	Director	February 29, 2024
Youngme Moon

/s/ Gabrielle Sulzberger	Director	February 29, 2024
Gabrielle Sulzberger

/s/ Ronald A. Williams	Director	February 29, 2024
Ronald A. Williams